CODE OF ETHICS

                       HARVEST GLOBAL INVESTMENTS LIMITED

STAFF ETHICS ("CODE OF ETHICS")

4.1  PERSONAL ACCOUNT DEALING POLICY (THE "PA POLICY")

4.1.1 Principle
All relevant persons, when transacting securities and futures contracts for themselves ("personal investment"), must give their clients priority and avoid conflicts of interest. Personal investment for speculative purposes is discouraged.

4.1.2 Scope of application
"Relevant person" means any staff members (other than contract staff members with a contract term of less than 3 months. For the avoidance of doubt, contract staff members with a 3 calendar month contract or longer will still be subject to the PA Policy), or executive directors of HGI, or any persons over whom they exercise control and influence (including but not limited to spouse and children under the age of 18 living in the same household).

"Access person" means a relevant person:

o who has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any accounts issued or managed by HGI, or

o who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

For the purpose of the PA Policy, all relevant persons are currently presumed to be access persons.

Unless otherwise exempted by the Policy, personal investment is construed as securities and futures contracts as defined under the Securities and Futures Ordinance, and include shares, stocks, futures, options, funds (including exchange traded funds ("ETFs")), interests in collective investment scheme, debentures, loan stocks, bonds, notes or their derivatives.

4.1.3 Personal investment not covered by the PA Policy
(1) Authorised collective investment scheme (excluding ETFs)
Collective investment schemes (excluding ETFs) authorised by the SFC of Hong Kong or the relevant regulators of the recognised jurisdictions for distribution to the public are not covered by the PA Policy (see Appendix 2 for the list of recognised jurisdictions), except for those:

o issued or managed by HGI, in which case the relevant persons must seek pre-clearance prior to buying or selling securities of such entities. It must be specifically noted that this includes any investments in US funds managed by HGI.

o issued or managed by Harvest Fund Management Co., Ltd ("HFM"), in which case the relevant persons should follow the relevant requirements as prescribed by HFM from time to time.


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4.1.4 Personal investment exempted from pre-clearance under the PA Policy

The following are exempted from the pre-clearance requirements prescribed in 4.1.5(2) of the PA Policy. For the avoidance of doubt, all other requirements of the PA Policy will still apply,

(1) Accounts with no investment control
Securities held in accounts over which the relevant person has no direct or indirect influence or control. Relevant persons should provide a copy of the investment management agreement in this connection to the Compliance Department for record.

(2) Automatic investment plan
A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

4.1.5 PA Policy's requirements

(1) Relevant persons are required to disclose their existing outside broking account(s) and/or personal investment holdings upon joining HGI (Appendix 3) and at least quarterly thereafter (Appendix 4);

(2) Relevant persons are required to obtain prior written permission for personal account dealing from the Compliance Department (and in their absence, the Group Chief Compliance Officer or their delegate) by completing the Personal Account Dealing Approval Form (Appendix 5). The permission should be valid for the current day, and be subject to the following constraints:

o Relevant persons may not buy or sell an investment ("PA trade") on a day in which HGI has a pending "buy" or "sell" order in the same investment until that order is executed or withdrawn;

o Access persons may not buy or sell an investment for their personal account where there was a client transaction for the same security within 7 calendar days before the PA trade; or in case that the Portfolio Manager expects that there will be a client transaction for the same security within 7 calendar days after the proposed PA trade. (For the avoidance of doubt, the execution of a PA trade will not prohibit any further client transaction for the same security in the next 7 calendar days. When Compliance Department checks with the Portfolio Manager of an intended PA trade, the Portfolio Manager is only required to respond in respect of their prevailing investment intention. Compliance Department will review PA trades on a regular basis for possible front running activities.);

o Access persons may not buy or sell an investment for their personal account within 7 calendar days before (if the access person is aware of a forthcoming recommendation) or after a recommendation on that investment is made or proposed by HGI;

o    Cross trades between relevant persons and clients are prohibited;

o    Short-selling of any securities is prohibited;

o Relevant persons are prohibited from participating in initial public offers available to clients of HGI or its connected persons, and should not use their positions to gain access to IPOs for


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     themselves or any other person (except with the prior approval of both the
     CEO and the Compliance Department in cases whereby the IPO is in Hong Kong, and that the issue size is so substantial that any PA trades will not have any likely effect on the results of allocation. In those circumstances, relevant persons are only allowed to subscribe through the public offering tranche, but not the international placement tranche. All securities subscribed through IPOs should be held for at least 30 calendar days from the date of listing.) For the avoidance of doubt, all purchases of IPOs must be pre-cleared by the CEO and the Compliance Department.

(3)Relevant persons are required to hold all personal investments for at least 30 calendar days, unless prior written approval of the Compliance Department is given for an earlier disposal. PA trades of securities with a maturity date of less than 30 calendar days are not allowed.

(4) Relevant persons are required to obtain approval from the Compliance Department for opening of outside broking accounts, and ensure that copies of records and statements of personal transactions entered into by them are submitted to HGI.

(5) Relevant persons are not permitted to delay settlement of personal transactions beyond the normal settlement time for the relevant market.

(6) PA trades on margin (except for futures contracts) are not allowed.

(7) No PA trade will be allowed regarding listed companies put on the "black list" or "restricted trading list" (see 5.3.5).

4.2 RECEIPT AND PROVISION OF BENEFITS

In order to strengthen the preventive measures of moral hazard, avoid conflict of interest or being perceived as improperly receiving benefits of any kind, HGI staff members may not accept (offer) benefits or entertainment from (to) a person they know solely in their professional capacity except in accordance with this policy.

No gift, benefit or entertainment may be offered to or received from an existing or prospective client, counterparty, consultant, broker, vendor or other service provider ("Business Partner") if it meets any of the criteria below:

o Is so frequent or excessive or of a type that raises any questions of impropriety or inappropriateness;

o    Is inconsistent with customary business practice;

o    Can be construed as an improper inducement, bribe or payoff;

o    May improperly influence a staff member's judgement; or

o    May be a violation of any local laws or regulation

Staff members are prohibited from giving or receiving cash or cash convertibles and from soliciting gifts or anything of value for their own benefit in return for business, service or information that is proprietary or confidential to HGI or its Business Partners.

When receiving benefits or entertainment with face value exceeding HKD1,500, the staff member should obtain prior approval (or as soon as possible after receiving the benefits) by the Department Head and the Compliance Department (via email stating the type of benefits, face value,


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entity/individual providing the benefits and their relationship with HGI) and report to HGI senior management. If under special circumstances that such approval/reporting has not been obtained/arranged, a written explanation has to be provided as soon as possible.

Prior approval from the Department Head and the Compliance Department should be obtained for provision of benefits and entertainment with face value exceeding HKD1,500, including hospitality, significant travelling and accommodation payments, etc. (via email stating the type of benefits, face value, entity/individual receiving the benefits and their relationship with HGI) and the same should be reported to HGI senior management. If under special circumstances that such approval/reporting has not been obtained/arranged, a written explanation has to be provided as soon as possible.

Adult entertainment is strictly prohibited. HGI should not pay for a Business Partner's guest or spouse without prior consultation with the Compliance Department. The guest or spouse of HGI staff member should not receive entertainment or benefits in relation to the staff member's capacity as HGI staff member.

Staff members should declare quarterly regarding benefits received or provided exceeding the above limits (Appendix 4).

Anti bribery: Staff members must not accept or offer bribes of any kind. HGI will take serious disciplinary action once discovered. HGI will report the case to the Hong Kong Independent Commission Against Corruption or other enforcement authorities for cases which involve breach of the Prevention of Bribery Ordinance or other Hong Kong legislations.

Public and Government Officials: In general, gifts given to or received from government representatives, as well as their spouses and family members, are prohibited regardless of cost or monetary value. Any exceptions require advance approval from the Compliance Department. Entertainment provided to or received from public officials requires advance approval from Compliance Department. Staff members should be aware that "government officials" can include employees or associates of state-owned enterprises.

Conferences and events sponsored or co-sponsored by HGI must be pre-approved by Compliance Department. Attendees are normally expected to pay for their own transportation and accommodation. Exceptions may be sought with senior management and Compliance Department. When HGI staff members are attending an event sponsored by a third party, HGI is expected to pay for the staff members' travel and accommodation.

Required approvals of gifts and entertainment provided to or received from Business Partners must be supported by evidence and logged. The Compliance Department is responsible for maintaining the register in this connection.

4.3 OUTSIDE EMPLOYMENT

If staff member is a director or wishes to become a director of a corporation/a partner of a partnership or other business that is not affiliated to HGI, or to take up any other form of outside employment, this must be notified to and approved by the Human Resources Department and the Compliance Department.


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Generally, staff members will not be approved for any form of outside directorship or employment if, in HGI judgement, it may lead to a conflict of interest or if it has an impact on the staff member's job performance.

Compliance Department must be informed of all outside business interests, even when they are not customer related.

Staff members are required to disclose the above upon joining HGI (Appendix 3) and at least annually thereafter (Appendix 4).

















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                      APPENDIX 2: Recognised Jurisdictions


o    Australia
o    France
o    Germany
o    Guernsey
o    Ireland
o    Isle of Man
o    Jersey
o    Luxembourg
o    People's Republic of China
o    Malaysia
o    Taiwan
o    United Kingdom
o    United States of America

















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                APPENDIX 3: COMPLIANCE INITIAL DECLARATION FORM

To: Harvest Global Investments Limited

In accordance with the Personal Account Dealing Policy, I declare that I (and any persons over whom I exercise control and influence) *do not hold any broking accounts for personal investment/hold the following outside broking accounts for personal investment:

----------------------------------------------------------------------------------------------
NAME OF ACCOUNT HOLDER     NAME OF EXTERNAL BROKER    ACCOUNT NUMBER     ACCOUNT CATEGORY
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

I (and any persons over whom I exercise control and influence) currently *do not hold any personal investment/hold the following personal investment:

-------------------------------------------------------------------------------------------------------------
     NAME OF PERSONAL INVESTMENT       CATEGORY OF PERSONAL INVESTMENT     QUANTITY OF PERSONAL INVESTMENT
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

I declare that I *do not hold any outside directorship, employment or business interest/(intend to) hold the following outside directorship/employment/business interest*

--------------------------------------------------------------------------------
NAME OF THE ENTITY               BUSINESS NATURE               EFFECTIVE DATE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Staff member's signature:

Date:

*Please delete where inapplicable.




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               APPENDIX 4: COMPLIANCE QUARTERLY DECLARATION FORM

To: Harvest Global Investments Limited

Staff Name:  [                         ]
Title/Department: [                    ]
Declaration period: [  ]   Quarter 20[  ]

SECTION A - PERSONAL ACCOUNT DEALING Transactions [to be provided by the Compliance Department based on Compliance's records]

--------------------------------------------------------------------------------------
TRADE DATE     SECURITIES     QUANTITY (BUY/SELL)    NAME OF EXTERNAL    APPROVAL FROM
                                                     BROKER              COMPLIANCE
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

Holdings [to be provided by the Compliance Department based on Compliance's record]

-------------------------------------------------------------------------------------------
NAME OF EXTERNAL BROKER      SECURITIES       QUANTITY      ALL STATEMENTS RECEIVED BY
                                                            COMPLIANCE
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

In accordance with the Personal Account Dealing Policy (the "Policy"). I declare that, during the above declaration period and in relation to myself and any persons over whom I exercise control and influence:

o I/we do not hold any broking accounts for personal investment other than those listed above;

o    the above transaction and holding records are complete and accurate; and

o I/we have not conducted any personal account dealing in which prior written permission has not been sought under the Policy (unless such dealing in otherwise not covered by the Policy).

SECTION B - OUTSIDE DIRECTORSHIP, EMPLOYMENT OR BUSINESS INTEREST

[To be provided by the Compliance Department based on Compliance's records]

--------------------------------------------------------------------------------
NAME OF THE ENTITY              BUSINESS NATURE          EFFECTIVE DATE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I declare that, for the declaration period, the above records of outside directorship, employment and business interest are complete and accurate.

SECTION C - RECEIPT OR PROVISION OF BENEFITS

I confirm that I have/have not received any benefits of face value greater than HKD1,500 and/or provided any benefits of face value greater than HKD1,500, which have not been otherwise declared previously.

Staff member's signature:

Date:


*Please delete where inapplicable. If "Yes" to the above declaration, please provide the reason for non-declaration.

               APPENDIX 5: PERSONAL ACCOUNT DEALING APPROVAL FORM

                       HARVEST GLOBAL INVESTMENTS LIMITED
                     PERSONAL ACCOUNT DEALING APPROVAL FORM


Employee Name: ______________________________________ Date: ___________________

--------------------------------------------------------------------------------
Order Details
--------------------------------------------------------------------------------
BUY/
SELL      COUNTER             (COUNTRY)        QUANTITY         BROKER
--------------------------------------------------------------------------------













--------------------------------------------------------------------------------
Note: For IPOs, to route to CEO for approval.

------------------------------------------------------------------------------------------------
COMPLIANCE CHECK
------------------------------------------------------------------------------------------------
Restricted Lists    Is the security within HGI's Restricted List?     Yes/No

                                                                      Compliance Sign-off:

------------------------------------------------------------------------------------------------
Outstanding Client  Is there a pending order for this security?       Yes/No

                                                                      Trader Sign-off:

------------------------------------------------------------------------------------------------
Access persons      Has the security been traded within the past      Yes/No
                    7 calendar days?
                                                                      Compliance Sign-off:

                    ----------------------------------------------------------------------------
                    Will the security be traded within the next 7     Yes/No
                    calender days?
                                                                      Fund Manager Sign-off:

                    ----------------------------------------------------------------------------
                    Is there an investment recommendation for the     Yes/No
                    security within the past 7 calendar days?
                                                                      Fund Manager Sign-off:
------------------------------------------------------------------------------------------------

5.3 INSIDER DEALING

5.3.1 Staff members should be mindful of the potential concerns and issues in relation to insider dealing when conducting research, investment and trading on listed companies.

5.3.2 Staff members should be aware that while possessing material non public information of a listed corporation, it may constitute an offence to conduct securities transactions or recommendations or disclose such information to another person. Such conduct may lead to civil or criminal liabilities.

5.3.3 A person having material non public information of a listed corporation may have committed an offence if they disclose such information to another person who may deal in such listed securities, even when the first mentioned person has not dealt in such listed securities.

5.3.4 At any time when any staff member becomes aware that they are in possession of material non public information, they should immediately inform the Compliance Department and should not disclose or discuss this information to/with another person, including HGI staff members. They should not conduct personal account dealing or trading on behalf of the clients based on such information.

5.3.5 Upon receiving such information, the Compliance Department should put the listed companies concerned on the "black list" or "restricted trading list" and coded the same in the automated compliance system such that no trading of securities regarding such listed companies could be conducted.

5.3.6 Any staff member who conduct securities trading or recommendation with the knowledge of material non public information will be subject to HGI disciplinary action and may lead to civil or criminal liabilities.

5.3.7 Portfolio Manager should document the investment rationale for investment decisions made.

5.3.8 In Hong Kong, the relevant provisions are contained in Parts XIII and XIV of the Securities and Futures Ordinance. In the U.S., trading on the basis of material non-public information is a federal crime.